Exhibit 99(e)
                                                                  Composite Copy


                                 AMENDMENT NO. 4
                                 ---------------

     THIS AMENDMENT NO. 4 (this "Amendment"), dated as of September 1, 1993 (the "Amendment Effective Date"), by and among BERGEN BRUNSWIG CORPORATION, a New Jersey corporation (the "Parent"), BERGEN BRUNSWIG DRUG COMPANY, a California corporation (the "Borrower"), the undersigned Lenders, and CONTINENTAL BANK N.A., as Agent for the Lenders,

                                W I T N E S S E S:

     WHEREAS, the parties to this Amendment are parties to that certain Credit Agreement, dated as of September 15, 1992 (as in effect immediately prior to the Amendment Effective Date, the "Existing Credit Agreement" and, as amended by this Amendment, the "Credit Agreement"); and

     WHEREAS, the Parent and the Borrower have requested that the Lenders amend the Existing Credit Agreement in the manner set forth herein; and

     WHEREAS, pursuant to Section 10.1 of the Credit Agreement, such amendments require the consent of the Required Lenders; and

     WHEREAS, the undersigned Lenders have consented to such amendments on the terms and conditions set forth herein,

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto, intending legally to be bound hereby, agree as follows:

     SECTION 1. Defined Terms; Interpretation. This Amendment is a Credit Document and, accordingly, Article I of the Credit Agreement applies hereto.

     SECTION 2.  Amendments.

     The Existing Credit Agreement is hereby amended:

          (a) on and from the Amendment Effective Date, by amending the table contained in Section 7.2.3(b) of the Existing Credit Agreement to read in its entirety as follows:





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                                      25

                  Period
                  ------
     From                To                        Percentage
     ----                --                        ----------
     Effective Date      September 1, 1993             60%
     September 1, 1993   September 30, 1994
                            and thereafter             55%

     and by amending Section 7.2.3(c) of the Existing Credit Agreement to read in its entirety as follows:

          (c) its Interest Coverage Ratio on the last day of (i) any Fiscal Quarter ending on or before September 30, 1994 for the four (4) Fiscal Quarters then ended to be less than 2.75:1.00 and (ii) any Fiscal Quarter ending after September 30, 1994 for any four(4) Fiscal Quarters then ended to be less than 3.0:1.0;

     (b) on and from the Amendment Effective Date for purposes of determining the Interest Coverage Ratio under Section 7.2.3(c) of the Credit Agreement, by adding to EBIT for any period including the Fiscal Quarter ended August 31, 1993 an amount equal to the aggregate non-cash restructuring charges in an aggregate amount not to exceed $22,000,000 deducted in determining the consolidated earnings of the Parent and its Subsidiaries in such Fiscal Quarter;

     (c) on and from the Amendment Effective Date, by amending the definition of "Fiscal Year" contained in Schedule I to the Existing Credit Agreement to read in its entirety as follows:

          "Fiscal Year" means any period of twelve consecutive calendar months ending on September 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1992 Fiscal Year") refer to the Fiscal Year ending on the September 30 occurring during such calendar year; and

     (d) on and from the Amendment Effective Date, for purposes of the Fiscal Quarter and Fiscal Year beginning with September 1, 1993, such Fiscal Quarter or Fiscal Year shall be deemed to consist of four (4) months and thirteen (13) months, respectively.







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                                      26

     SECTION 3.  Representations and Warranties.

     To induce the Lenders to enter into this Amendment, the Parent and the Borrower represent and warrant to the Agent and the Lenders as follows:

          (a) the representations and warranties of the Parent and the Borrower contained in Article VI of the Credit Agreement (except those solely relating to an earlier date) are true and correct on the date hereof and on the Amendment Effective Date; and

          (b)  no Default has occurred and is continuing on the date hereof.


     SECTION 4.  Effectiveness.

     This Amendment shall be and become effective on and from the date hereof if this Amendment has been dully executed and delivered by the Parent and the Borrower to the Agent and the Agent has received evidence satisfactory to it of the due execution and delivery hereof by the Required Lenders.

     SECTION 5.  Miscellaneous.

          (a) Except as amended hereby, the Existing Credit Agreement and each other Credit Document remains in full force and effect and, except as otherwise set forth herein, the Parent and the Borrower hereby ratify and confirm their respective representations, warranties, covenants and agreements contained in, and liabilities under, the Credit Agreement and the other Credit Documents.

          (b) On and from the Amendment Effective Date, reference to the Existing Credit Agreement in any Credit Document shall be deemed to include a reference to the Credit Agreement, whether or not reference is made to this Amendment.

          (c) This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which when taken together shall constitute a single agreement.









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                                      27

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first hereinbefore appearing.


                                      BERGEN BRUNSWIG CORPORATION


                                      By   /s/ Michael W. Fipps
                                           -------------------------------------
                                           Its V.P., Treasurer
                                               ---------------------------------

                                      BERGEN BRUNSWIG DRUG COMPANY


                                      By   /s/ Michael W. Fipps
                                           -------------------------------------
                                           Its V.P., Treasurer
                                               ---------------------------------


                                      CONTINENTAL BANK N.A., individually
                                      and as Agent


                                      By   /s/ Wyatt Ritchie
                                           -------------------------------------
                                           Its Vice President
                                               ---------------------------------


                                      CHEMICAL BANK


                                      By   /s/ Robert Parker
                                           -------------------------------------
                                           Its Vice President
                                               ---------------------------------


                                      CREDIT SUISSE


                                      By   /s/ Sarah U. Johnston
                                           -------------------------------------
                                           Its Associate
                                               ---------------------------------


                                      By   /s/ Andre G Germann
                                           -------------------------------------
                                           Its Associate
                                               ---------------------------------






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                                      28

                                      THE TORONTO-DOMINION BANK


                                      By   /s/ Jano Mott
                                           -------------------------------------
                                           Its Manager Credit Admin
                                               ---------------------------------


                                      BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION


                                      By   /s/ Yvonne C. Dennis
                                           -------------------------------------
                                           Its Vice President
                                               ---------------------------------


                                      BANK OF HAWAII


                                      By   /s/ Cynthia L. Davis
                                           -------------------------------------
                                           Its Vice President
                                               ---------------------------------


                                      THE BANK OF NEW YORK


                                      By   /s/ Lisa Brown
                                           -------------------------------------
                                           Its Vice President
                                               ---------------------------------


                                      THE BANK OF NOVA SCOTIA


                                      By   /s/ James S. York
                                           -------------------------------------
                                           Its Vice President
                                               ---------------------------------













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                                      29

                                      THE FUJI BANK, LIMITED, LOS ANGELES
                                         AGENCY


                                      By   /s/ Yasuji Ikawa
                                           -------------------------------------
                                           Its
                                               ---------------------------------


                                      THE LONG-TERM CREDIT BANK OF JAPAN,
                                         LTD., LOS ANGELES AGENCY


                                      By   /s/ Motokazu Yematzu
                                           -------------------------------------
                                           Its Deputy General Manager
                                               ---------------------------------


                                      TRUST COMPANY BANK


                                      By   /s/ Frank O. Bennett
                                           -------------------------------------
                                           Its Vice President
                                               ---------------------------------


                                      By   /s/ Kim Coleman
                                           -------------------------------------
                                           Its Banking Officer
                                               ---------------------------------


                                      WACHOVIA BANK OF GEORGIA, N.A.


                                      By   /s/ Jerry Katon
                                           -------------------------------------
                                           Its Assistant Vice President
                                               ---------------------------------














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                                      30

                                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                      By   /s/ Francois Coussot
                                           -------------------------------------
                                           Its Authorized Signatory
                                               ---------------------------------


                                      CREDIT LYONNAIS LOS ANGELES BRANCH


                                      By   /s/ Francois Coussot
                                           -------------------------------------
                                           Its Vice President
                                               ---------------------------------


                                      PITTSBURGH NATIONAL BANK


                                      By   /s/ Patrick Drum
                                           -------------------------------------
                                           Its Commercial Banking Officer
                                               ---------------------------------


                                      SOCIETE GENERALE


                                      By   /s/ George Chen
                                           -------------------------------------
                                           Its Vice President
                                               ---------------------------------


                                      WESTDEUTSCHE LANDESBANK
                                         GIROZENTRALE


                                      By   /s/ Jeffrey Hilsgen
                                           -------------------------------------
                                           Its Vice President
                                               ---------------------------------


                                      By   /s/ Robert J. Nolan
                                           -------------------------------------
                                           Its Associate
                                               ---------------------------------








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